
                                                                     EXHIBIT 28E


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-O
                               February 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and
Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as
Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-O
Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of
   $1,000 Original Principal Amount)

     1. The total amount of the distribution to Class A
        Certificateholders on the Payment Date per $1,000
        interest.                                                $         4.675

     2. The amount of the distribution set forth in
        paragraph 1 above in respect of principal on the
        Class A Certificates, per $1,000 interest                $         0.000

     3. The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Certificates, per $1,000 interest                $         4.675

B. Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    ------------------------------

    a.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series       $724,075,332.44

    b.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1995-O Certificates                $ 10,493,274.78

    c.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Certificates                      $  9,181,615.42

    d.  The amount of Collections of Receivables processed
        for the Due Period with respect to the current
        Distribution Date which were allocated in respect
        of the Class A Certificates, per $1,000 interest         $        18.363

    e.  The amount of Excess Spread for the Due Period
        with respect to the current Distribution Date            $  4,307,596.66

    f.  The amount of Reallocated Principal Collections
        for the Due Period with respect to the current
        Distribution Date allocated in respect of the
        Class A Certificates                                     $          0.00

    g.  The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1995-O
        Certificates, if any                                     $          0.00
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                                                                  Series  1995-O

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
    h.  The amount of Excess Principal Collections
        allocated in respect of the Series 1995-O Certificates,
        if any                                                        $             0.00

    2.  Receivables in Trust
    ------------------------

    a.  Aggregate Principal Receivables for the Due Period
        with respect to the current Distribution Date (which
        reflects the Principal Receivables represented by
        the Exchangeable Seller's Certificate and by the
        Investor Certificates of all Series)                          $15,899,994,464.84

    b.  The amount of Principal Receivables in the Trust
        represented by the Series 1995-O Certificates (the
        "Invested Amount") for the Due Period with respect
        to the current Distribution Date                              $   571,428,572.00

    c.  The amount of Principal Receivables in the Trust
        represented by the Class A Certificates (the
        "Class A Invested Amount") for the Due Period with
        respect to the current Distribution Date                      $   500,000,000.00

    d.  The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1995-O
        Certificates for the Due Period with respect to
        the current Distribution Date                                              3.594%

    e.  The Invested Percentage with respect to Principal
        Receivables for the Series 1995-O Certificates for
        the Due Period with respect to the current
        Distribution Date                                                          3.594%

    f.  The Class A Floating Percentage for the Due Period
        with respect to the current Distribution Date                             87.500%

    g.  The Class A Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                                      87.500%

    h.  The Collateral Floating Percentage for the Due
        Period with respect to the current Distribution
        Date                                                                      12.500%

    i.  The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                                      12.500%

    3.  Delinquent Balances
    -----------------------

        The aggregate amount of outstanding balances in
        the Accounts which were 30 or more days delinquent
        as of the end of the Due Period for the current
        Distribution Date                                             $   843,779,393.79

    4.  Investor Default Amount
    ---------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-O Certificates (the
        "Investor Default Amount")

        1. Investor Default Amount                                    $     4,261,625.34
        2. Recoveries                                                 $       133,201.54
        3. Net Default Receivables                                    $     4,128,423.80
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                                                                  Series  1995-O

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
    b. The Class A Investor Default Amount

       1. Investor Default Amount                                              $      3,728,922.17
       2. Recoveries                                                           $        116,551.35
       3. Net Default Receivables                                              $      3,612,370.82

    c. The Collateral Investor Default Amount

       1. Investor Default Amount                                              $        532,703.17
       2. Recoveries                                                           $         16,650.19
       3. Net Default Receivables                                              $        516,052.98

    5. Investor Charge-offs.
    -----------------------

    a. The amount of the Class A Investor Charge-Offs per
       $1,000 interest after reimbursement of any such Class
       A Investor Charge-Offs for the Due Period with respect
       to the current Distribution Date                                        $              0.00

    b. The amount attributable to Class A Investor Charge-
       Offs, if any, by which the principal balance of the
       Class A Certificates exceeds the Class A Invested
       Amount as of the end of the day on the Record Date
       with respect to the current Distribution Date                           $              0.00

    c. The amount of the Collateral Charge-Offs,if any, for
       the Due Period with respect to the current
       Distribution Date                                                       $              0.00

    6. Monthly Servicing Fee
    ------------------------

    a. The amount of the Monthly Servicing Fee payable from
       available funds by the Trust to the Servicer with
       respect to the current Distribution Date                                $        119,047.62

    b. The amount of the Interchange Monthly Servicing Fee
       payable to the Servicer with respect to the current
       Distribution Date                                                       $        595,238.10

    7. Available Cash Collateral Amount
    -----------------------------------

    a. The amount, if any, withdrawn from the Cash Collateral
       Account for the current Distribution Date (the
       "Withdrawal Amount")                                                    $              0.00

    b. The amount available to be withdrawn from the Cash
       Collateral Account as of the end of the day on the
       current Distribution Date, after giving effect to all
       withdrawals, deposits and payments to be made on such
       Distribution Date (the "Available Cash Collateral
       Amount" for the next Distribution Date)                                 $      5,714,286.00

    c. The amount as computed in 7.b as a percentage of the
       Class A Invested Amount after giving effect to all
       reductions thereof on the current Distribution Date                                   1.143%

    8. Collateral Invested Amount
    -----------------------------

    a. The Collateral Invested Amount for the current
       Distribution Date                                                       $     71,428,572.00

    b. The Collateral Invested Amount after giving effect to
       all withdrawals, deposits, and payments on the current
       Distribution Date                                                       $     71,428,572.00
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                                                                  Series  1995-O

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
    9. Total Enhancement
    --------------------

    a. The total Enhancement for the current Distribution Date                       $  77,142,858.00

    b. The total Enhancement after giving effect to all
       withdrawals, depostis and payments on the current
       Distribution Date                                                             $  77,142,858.00

C. The Pool Factor
------------------

       The Pool Factor (which represents the ratio of the
       Class A Invested Amount on the last day of the
       month ending on the Record Date adjusted for Class
       A Investor Charge-Offs set forth in B.5.a above
       and for the distributions of principal set forth
       in A.2 above to the Class A Initial Invested
       Amount). The amount of a Class A
       Certificateholder's pro rata share of the Class A
       Invested Amount can be determined by multiplying
       the original denomination of the holder's Class A
       Certificate by the Pool Factor                                                    100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

    1. The Deficit Controlled Amortization Amount for the
       preceding Due Period                                                          $           0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                       First USA Bank, N.A.
                                       Servicer


                                       By: /s/ Tracie Klein
                                           ---------------------------
                                               TRACIE KLEIN
                                       Title:  FIRST VICE PRESIDENT